AMENDMENT DATED APRIL 25, 2008
                TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "Amendment") is entered into as of the 25th day of April, 2008, by and between The Advisors' Inner Circle Fund II, a Massachusetts business trust (the "Trust"), on behalf of the Frost Core Growth Equity Fund, Frost Dividend Value Equity Fund, Frost Kempner Multi-Cap Deep Value Equity Fund, Frost Hoover Small-Mid Cap Equity Fund, Frost International Equity Fund, Frost Low Duration Bond Fund, Frost Total Return Bond Fund, Frost Municipal Bond Fund, Frost Low Duration Municipal Bond Fund, Frost Kempner Treasury and Income Fund, Frost LKCM Multi-Cap Equity Fund, Frost LKCM Small-Mid Cap Equity Fund and Frost Strategic Balanced Fund (the "Frost Fund Complex"), and SEI Investments Global Funds Services, a Delaware statutory trust ("SEI GFS"). For purposes of this Amendment, Frost Investment Advisors, LLC, adviser of the Frost Fund Complex, shall be referred to as the "Adviser."

         WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12th day of November, 2002, as amended from time to time (the "Agreement"); and

         WHEREAS, the Trust, on behalf of the Frost Fund Complex, and SEI GFS desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

1. Addition of New Schedule to the Agreement. Pursuant to Article 4 of the Agreement, a new Schedule is added to the Agreement as set forth in Attachment 1 to this Amendment.

2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

3. Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original, facsimile or scanned signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

4. Governing Law. This Amendment shall be construed in accordance with the laws of the Commonwealth or Massachusetts without giving effect to the conflict of law provisions thereof.

5. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Frost Fund Complex, SEI GFS and their respective permitted successors and assigns.

6. Entire Agreement. This Amendment sets forth the entire understanding of the parties with respect to the subject matter hereof. This Amendment supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

     THE ADVISORS' INNER CIRCLE FUND II
     On behalf of the Frost Fund Complex

     By:  /s/ James F. Volk
                  Name:
                  Title:

     SEI INVESTMENT GLOBAL FUNDS SERVICES

     By:  /s/ Stephen G. Meyer
                  Name:  Stephen G. Meyer
                  Title:  President and CEO

     AGREEMENT TO AND ACCEPTED BY:
     the Frost Fund Complex

     By:  Frost Investment Advisors, LLC, its Adviser

     By:  /s/ Tom L. Stringfellow
                  Name:  Tom L. Stringfellow
                  Title:  President

                                  ATTACHMENT 1

                             THE FROST FUND COMPLEX
                                   SCHEDULE TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                 DATED AS OF NOVEMBER 12, 2002 (THE "AGREEMENT")
                                     BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II,
                       ON BEHALF OF THE FROST FUND COMPLEX
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

     Fund Complex:                                   The Frost Fund Complex

     Fund/s:                                         A series portfolio/s of the
                                                     Fund Complex

     Fees:                                           The following fees are due
                                                     and payable monthly to SEI
                                                     GFS pursuant to Article 4
                                                     of the Agreement, except to
                                                     the extent the Adviser
                                                     agrees to waive its fees or
                                                     reimburse the Frost Fund
                                                     Complex's expenses, in
                                                     which case such fees shall
                                                     be paid by the Adviser. The
                                                     Frost Fund Complex will be
                                                     charged the greater of its
                                                     Asset Based Fee or its
                                                     Annual Minimum Fee, in each
                                                     case calculated in the
                                                     manner set forth below.

     Asset Based Fee:                                10 basis points on the
                                                     first $2 billion in assets;
                                                     8 basis points for assets
                                                     between $2 billion and $3
                                                     billion; 6 basis points for
                                                     all assets in excess of $3
                                                     billion

     The Asset Based Fee shall be calculated and assessed monthly in arrears based on the average daily net assets of the Funds and allocated to each Fund pro-rata based on the average daily net assets of each Fund as of the prior month end.

     Annual                                          Minimum Fee: The Annual
                                                     Minimum Fee shall be
                                                     calculated and assessed
                                                     monthly in arears based on
                                                     the total number of Funds
                                                     in the Frost Fund Complex
                                                     and allocated to each Fund
                                                     pro-rata based on the
                                                     average daily net assets of
                                                     each Fund as of the prior
                                                     month end, as follows:

                                                     Initial 8 Funds:           $900,000

                                                     One or more Funds after    $90,000 per
                                                     the Initial 8 Funds:       additional Fund

                                                     The foregoing Annual
                                                     Minimum Fees assume that
                                                     each Fund includes two
                                                     classes of shares. In the
                                                     event a Fund is comprised
                                                     of more than two classes,
                                                     the Frost Fund Complex will
                                                     be assessed an additional
                                                     annual fee equal to $15,000
                                                     per additional class.

     Term: The term of this Schedule shall control and supersede the term and duration provisions of the Agreement and continue in effect with respect to the Frost Fund
                                                     Complex for a period of
                                                     three years from and after
                                                     the date hereof (the
                                                     "initial Term"). Following
                                                     expiration of the Initial
                                                     Term, this Schedule shall
                                                     continue in effect for
                                                     successive three-year
                                                     periods (each, a "renewal
                                                     Term"). This Schedule may
                                                     be terminated only: (a) by
                                                     either party at the end of
                                                     the Initial Term or the end
                                                     of any Renewal Term on one
                                                     hundred eighty days prior
                                                     written notice; (b) by
                                                     either party hereto on such
                                                     date as is specified in
                                                     written notice given by the
                                                     terminating party, in the
                                                     event of a material breach
                                                     of this Agreement by the
                                                     other party, provided that
                                                     terminating party has
                                                     notified the other party of
                                                     such materials breach at
                                                     least ninety days prior to
                                                     the specified date of
                                                     termination and the
                                                     breaching party has not
                                                     remedied such breach by the
                                                     specified date; or (c) as
                                                     to any Fund, upon forty
                                                     five days prior written
                                                     notice, effective (i) upon
                                                     the reorganization or
                                                     merger of a Fund into
                                                     another entity or (ii) upon
                                                     any "change of control" of
                                                     the Adviser by sale,
                                                     merger, reorganization,
                                                     acquisition or other
                                                     disposition of
                                                     substantially all of the
                                                     assets of the Adviser to a
                                                     third party. For purposes
                                                     of this paragraph, the term
                                                     "change of control" shall
                                                     mean any transaction that
                                                     results in the transfer of
                                                     right, title and ownership
                                                     of fifty-one percent or
                                                     more of the equity
                                                     interests of the Adviser to
                                                     a third party.

     Adviser Expense Repayment:                      Any and all out of pocket
                                                     fees, costs, or expenses
                                                     advanced by SEI GFS, in its
                                                     sole discretion on behalf
                                                     of the Frost Fund Complex
                                                     or the undersigned Adviser,
                                                     as a result of any failure
                                                     to fully satisfy and comply
                                                     with any and all applicable
                                                     Fund expense caps or
                                                     expense ratio limits, shall
                                                     be the responsibility of
                                                     the adviser and shall be
                                                     promptly repaid to SEI GFS
                                                     ("Repayment Obligation").
                                                     Any such Repayment
                                                     Obligation of the Adviser
                                                     shall survive: (i) the
                                                     termination of the
                                                     Agreement and this
                                                     Amendment thereto, (ii) any
                                                     merger or liquidation of
                                                     any subject Fund, unless
                                                     and until the Repayment
                                                     Obligation is indefeasibly
                                                     paid in full.

     Assumptions:                                    Each Fund shall use
                                                     commercially reasonable
                                                     efforts to implement
                                                     automatic trade
                                                     communication to SEI GFS
                                                     and automated custody
                                                     reconciliation as soon as
                                                     practicable following the
                                                     date of this Amendment.